Exhibit 99.1

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of the Effective Date defined below by WHLR-Pierpont Center, LLC, a Delaware limited liability company (“Seller”) and Michael Schmidt and/or his assigns ("Purchaser"), provided that Purchaser may freely assign all rights, privileges, duties and obligations under this Agreement to a limited liability company, or other entity, to be formed in which Andrew Shapiro, Marci Shapiro, Paul Schmidt and/or Michael Schmidt collectively hold controlling ownership interests.

NOW THEREFORE, in consideration of the recitals herein above contained and the covenants and agreements of the parties hereinafter contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.    Property.    Seller is the owner of certain real property located at 510 Venture Drive, being approximately 1.61 acres (the “Outback Parcel”) and 512 Venture Drive, being approximately 1.60 acres (the “Ruby Tuesday Parcel”), situated in the City of Morgantown, Monongalia County, West Virginia, being shown and legally described on Exhibit A attached hereto (collectively, the “Land”). The Outback Parcel is encumbered by a Lease having an effective date of July 31, 2000, as amended by that certain First Amendment to Lease dated October 10, 2000 (collectively, the “Outback Lease”) with Outback/Shenandoah-II, Limited Partnership, a Florida limited partnership, as assigned to Outback Steakhouse of Florida, LLC, a Florida limited liability company (“Outback”), a memorandum of ground lease is recorded in the office of the Clerk of the County Commission of Monongalia County, West Virginia in Deed Book 1214 at Page 672. The Ruby Tuesday Parcel is encumbered by a Ground Lease having an effective date of May 10, 2001 (the “Ruby Tuesday Lease”) with Ruby Tuesday, Inc., a Georgia corporation (“Ruby Tuesday”), a memorandum of ground lease is recorded in said Clerk’s office in Deed Book 1219 at Page 521. Outback and Ruby Tuesday are sometimes collectively referred to as the “Tenants” and the Outback Lease and Ruby Tuesday Lease are sometimes collectively referred to as the “Leases”. Seller’s right, title and interest to the improvements located upon the Land are herein collectively referred to as the “Improvements”. For the purposes of this Agreement, the sale of the Land and Improvements by Seller to Purchaser and the purchase of the Land and Improvements by Purchaser from Seller as well as and together with the assignment of Seller’s right, title and interest to all rights, duties, obligations, privileges and income whether rental or otherwise derived under the terms of the Leases from Seller, as “Assignor”, to Purchaser, as “Assignee” (the “Lease Assignments”) shall constitute the “Property” under the terms of this Agreement.

2.    Purchase Price. The purchase price for the Property is Two Million Two Hundred Eighty Five Thousand Dollars ($2,285,000.00) (the "Purchase Price"). The Purchase Price, as adjusted in accordance with the terms of this Agreement, shall be paid in full at the Closing by wire transfer, as directed by the Seller.

3.    Deposit. An initial earnest money deposit of Seventy Thousand Dollars ($70,000.00) (the “Deposit”) shall be deposited into a federally insured interest-bearing account with Robinson & McElwee PLLC (the “Escrow Agent”) within one (1) business day of the Effective Date (as defined in Section 25 below). The Deposit and all interest earned thereon, shall be applied towards the Purchase Price at Closing (as defined in Section 4 below).

4.    Closing.    The closing (the “Closing” or “Closing Date”) shall occur through the Escrow Agent on the date which is the earlier to occur of: (i) seven (7) calendar days after expiration of the Due Diligence Period; or (ii) September 30, 2015.

If Closing has not occurred by September 30, 2015, for any reason except for (i) Seller default or failure of a condition precedent to Purchaser’s obligations, (ii) casualty or condemnation, or (iii) a delay relating to Seller’s cure of Title Objections (defined in Section 7(B) below) under Section 16 below, the additional sum of Fifty Thousand and No/100 Dollars ($50,000.00) shall be paid on October 1, 2015 by Purchaser to Escrow Agent and added to the Purchase Price such that the total Purchase Price shall then be equal to the sum of Two Million Three Hundred Thirty-Five Thousand Dollars ($2,335,000.00), and such additional $50,000.00 shall be non-refundable (except as otherwise provide in this Agreement) but shall be applicable to the Purchase Price.

Upon the Closing Date the Seller shall deliver possession of the Property free of all tenants and occupants except for the Tenants, and free from all goods and effects of the Seller in the same condition they now are in, reasonable wear and use accepted, subject only to the Permitted Encumbrances and in compliance with all title matters.

5.    [Intentionally Omitted.]

6.Purchaser's Due Diligence Period.

(A)    Within one (1) business day of the Effective Date, Seller shall deliver to Purchaser copies of all documents in Seller’s possession or readily obtainable by Seller without cost or expense (unless Purchaser agrees to pay the same) relating to the Property, if any, including, but not limited to: (i) surveys (including as-built surveys prepared or commissioned by Tenants, which Seller agrees to request if not currently in Seller’s possession); (ii) real property tax bills for the previous three (3) years; (iii) mechanical, electrical and structural plans and specifications, including as-builts, for the Improvements; (iv) applicable flood plain map, if any; (v) tenant files, including correspondence, rent roll, income and expense reports, tenant sales reports, budgets, insurance certificates, estoppels, notices, common area and other billings or invoices, and the Leases, together with copies of the most recent three months’ rent checks; (vi) insurance policies (including current title insurance policies) of Seller; (vii) soils and geotechnical reports, reports, studies, assessments, test results or other documents relating to the environmental condition of the Property; (viii) all plans and approvals relating to the Property; and (ix) any contracts or other agreements relating to the Property which will be binding on Purchaser (collectively, the “Due Diligence Materials”). Upon reasonable request by Purchaser, to the extent Due Diligence Materials become available after the Effective Date but prior to the Closing, Seller shall promptly deliver copies of the same to Purchaser. Seller shall timely cooperate with, and respond to, requests from Purchaser during the term of this Agreement for other documents or information reasonably requested by Purchaser.

(B)Purchaser shall have fourteen (14) calendar days after the Effective Date (such period being the “Due Diligence Period”) to review such matters as it deems appropriate including without limitation: (i) make inquiries, examinations, and inspections of such Due Diligence Materials, and (ii) to enter upon the Property to inspect the physical condition of the same, as it shall deem necessary, including an examination of the structure, and may make such investigations and tests of the mechanical systems in the Improvements; subject to the consent of the Tenant (which Seller will use reasonable efforts to obtain) and provided that such activities do not unreasonably interfere with the Tenants on the Property. Any Phase II environmental assessment or other testing that requires a physical or other intrusive invasion of the Property shall require Seller's consent (it being agreed that the standard testing and gathering of samples for a customary Phase I environmental study shall be permitted without Seller’s consent), which consent may be withheld in Seller’s sole discretion. Purchaser agrees that it will not disclose to any third party not approved by Seller (except as legally required to report) the results of its inspections or tests. Purchaser and its agents and representatives, subject to the consent of the Tenants shall have the right to go upon the Property at all reasonable times between now and the Closing Date for such purposes. Any entry by Purchaser shall be in compliance with the terms of the Leases. Purchaser shall have the right to interview the Tenants before Closing upon first providing at least three (3) business days’ prior notice to Seller so that Seller shall have an opportunity to arrange such interview and to have a representative of Seller present at any such interview. Seller shall provide Purchaser access (which may be electronic) for the Purchaser and Purchaser's agents to inspect all relevant records, books and accounts with respect to the Property. Purchaser shall have at its sole discretion, the absolute right to approve or reject the Property and terminate this Agreement as provided in subsection (C) below based upon its investigation, and in such event, the Deposit shall be returned to Purchaser.

(C)    The Purchaser shall have the right to terminate this Agreement for any reason or no reason by written notice to the Seller as provided below at or prior to the expiration of the Due Diligence Period. In the event of such termination by Purchaser during the Due Diligence Period, then Purchaser shall receive a full refund of the Deposit, with all interest accrued thereon. Upon such termination and return of the Deposit, the parties shall not have any further liability or obligations to each other, except as to the Purchaser’s indemnity obligations set forth in Section 6(D) below.

(D)    The Purchaser shall indemnify, defend and hold harmless the Seller, their employees, members, partners, principals, agents, officers, shareholders and directors from all claims, damages, liabilities and losses arising by reason of the actions of the Purchaser, its agents and consultants on the Property, and Purchaser shall restore any portion of the Property disturbed by any such inspections, studies and tests to the condition existing immediately before inspection, study or test; provided, however, the indemnity shall not include (i) any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser’s actions do not aggravate any pre-existing liability of Seller (it being understood that merely discovering a latent defect or contamination shall not be considered an “aggravation”) or (ii) claims and liabilities arising as a result of Seller’s grossly negligent actions or willful omissions. The Purchaser agrees to satisfy or cause the release promptly of any mechanics’ liens which arise by reason of the Purchaser’s actions.

(E)    Without limiting the generality of the foregoing indemnity, Purchaser shall maintain or cause its contractors to maintain commercial general liability insurance in amounts not less than $2,000,000.00 per occurrence during all periods when Purchaser is conducting inspections upon the Property.

7.    Title.

(A)    During the Due Diligence Period, Purchaser may obtain, at Purchaser's expense, a commitment for an owner's policy of title insurance on the standard form A.L.T.A. owner's policy (collectively the "Title Report") from a title company selected by Purchaser (“Purchaser’s Title Company”). The Seller agrees to provide such reasonable assistance as Purchaser may request relating to the Seller’s title, at no cost or expense to Seller. The Purchaser agrees to give the Seller a copy of the Title Report (which is one of the Purchaser Reports) which Seller will use in the preparation of the Deed, as defined below, by the Seller. Notwithstanding any provision to the contrary, the Seller agrees to satisfy or obtain at its cost releases for all mortgages, judgments, tax liens, mechanics’ liens or other similar sum certain liens encumbering the Property at Closing, none of which shall be included in Permitted Encumbrances hereunder.

(B)    In the event that the Purchaser shall object to any title matter or matter shown on an ALTA survey of the Property (the “Title Objections”), Purchaser shall give written notice to Seller promptly following receipt of the Title Report but in any event, within the Due Diligence Period. If Seller shall fail or refuse to satisfy the Title Objections, subject to Seller’s obligation to cure monetary encumbrances as provided in Section 7(A) above, within five (5) days of written notice of such Title Objections, the Purchaser shall have the option of accepting title subject to such matters or of receiving a return of the Deposit and terminating this Agreement without further liability of either party to the other, other than the Purchaser indemnities pursuant to Section 6(D). If Purchaser does not terminate this Agreement, Purchaser shall be deemed to have waived any Title Objections which Seller has not agreed to satisfy (the “Waived Title Objections”).

(C)    Seller shall convey and Purchaser shall accept title to the Property by Deed, as defined below, subject to the Leases and the Permitted Encumbrances. “Permitted Encumbrances” includes (a) the rights of Tenants; (b) taxes and assessments for the current year and subsequent years not yet due and payable; and (c) the Waived Title Objections; (d) any laws, regulations or ordinances (including, but not limited to, zoning, building and environmental matters) as to the use, occupancy, subdivision or improvement of the Property adopted or imposed by any governmental agency; (e) the standard printed exceptions, stipulations and exclusions from coverage contained in the ALTA form of Owner's Policy of Title Insurance, with extended coverage, which cannot be removed by the performance of Seller’s obligations under this Agreement; and (f) any item created by, through or under Purchaser (collectively, the “Permitted Exceptions”).

8.    [Intentionally Omitted.]

9.    Representations, and Warranties of Seller. To induce the Purchaser to enter into this Agreement, Seller represents and warrants as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date as follows:

(A)    Seller has the full authority and power to enter into and carry out the terms of this Agreement and all requisite consents and approvals required under Seller’s organizational documents have been obtained.

(B)    The execution and delivery of this Agreement and the consummation of the transactions herein contemplated in compliance with the terms and conditions of this Agreement will not conflict with or, without the giving of notice or passage of time, result in the breach of any term or provision of or constitute a default under any instrument or agreement which the Seller is a party or to which the assets of the Seller are bound or any judgment, order or decree of any court having jurisdiction over the Seller or its properties.

(C)    No labor has been performed or material furnished for the Property for which the Seller (excluding any work performed by Tenant) has not heretofore fully paid, or for which a mechanics' or materialmen's lien or liens or any other lien can be claimed by any other person, party or entity, other than the work contemplated to be performed by the Seller in connection with this Agreement.

(D)    There are no condemnation or eminent domain proceedings pending or, to Seller’s knowledge, contemplated against the Property, any part thereof or any existing access to the Property and the Seller has received no notice of the desire of any public authority or other entity to use the Property or any part thereof.

(E)To the best of Seller’s knowledge, there are no occupancy rights, leases or tenancies affecting the Property other than the Leases and no service, supply maintenance or other contracts relating to the Property, which Seller is a party to, that will be binding on Purchaser at Closing;

(F)Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property;
(G)    The rent roll delivered to Purchaser, which shall be updated as of the Closing, is true, correct and complete and sets forth all material economic terms with respect to the Leases.
(H)    That the copies of the Leases delivered to Purchaser are true, correct and complete copies; to the best of Seller’s knowledge, the Leases have not been amended or modified, except as provided to Purchaser; except as provided in the Lease, there is no agreement between Seller and either Tenant for the performance of any work to be done in the future; Seller has not received from either Tenant any written notice of any uncured default by the landlord under the respective Lease; and to Seller’s knowledge, neither Tenant is currently in default under any provision of its Lease in any material respect;
(H)    The operating statements and other financial information delivered to Purchaser by Seller in connection with this Agreement are true, complete and correct in all material respects.

(I)    Seller and each person or entity owning an interest in Seller is (A) (x) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (y) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (B) none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (C) no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly), and (D) Seller has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated there under with the result that the investment in Seller is prohibited by law or Seller is in violation of law.
(J)    Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Section 9(J), “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety.
(K)    To the best of Seller’s knowledge, all obligations of the Seller and any third party, relating to the common areas of the adjacent shopping center (the “Common Areas”) have been performed to date; no default exists with respect to any agreement governing the maintenance or other obligations relating to the Common Areas; and the Common Areas have been properly maintained in accordance with all laws and other governing requirements.
The Seller's representations and warranties contained in this Section shall survive for a period of twelve (12) months from the date of Closing. Notwithstanding anything in this Agreement to the contrary, Seller's liability for breaches of the foregoing covenants, representations and warranties discovered by Purchaser after Closing is subject to the following limitations: (i) any claim by Purchaser against Seller for a breach of a covenant, representation or warranty must be brought within twelve (12) months following the Closing; (ii) if Purchaser proceeds with Closing despite having the right to terminate this Agreement on account of any breach of a representation, warranty or covenant by Seller as to which Purchaser has actual knowledge of before Closing, Purchaser shall have no claim for any such breach of a representation, warranty or covenant, and, by proceeding with Closing as aforesaid, Purchaser shall be deemed to have waived all claims based on or resulting from the breach of any such representations, warranties or covenants; (iii) Purchaser shall have no recourse against Seller until the aggregate claims for breach of any of Seller's covenants, representations or warranties under this Agreement exceed $23,000.00 (the “Threshold Amount”). Once the Threshold Amount has been reached as to any one or more matters in the aggregate, Purchaser shall be entitled to recourse against the Seller for the dollar value of all aggregate claims in excess of the Threshold Amount, subject to the remainder of this paragraph; (iv) Seller's aggregate liability to Purchaser under this Agreement after Closing shall in no event exceed $69,000.00 (the “Liability Cap”); and (v) Seller shall never be liable to the Purchaser under this Agreement for special, incidental or consequential damages or for punitive or exemplary damages except where Seller’s acts or omissions constitute fraud or willful misconduct. The Liability Cap shall not apply in the event of fraud or willful misconduct on the part of Seller.

10.    Representations and Warranties of Purchaser. To induce the Seller to enter into this Agreement, Purchaser represents and warrants as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date as follows:

(A)    Purchaser has the full authority and power to enter into and carry out the terms of this Agreement and all requisite consents and approvals required under Seller’s organizational documents have been obtained.

(B)    The execution and delivery of this Agreement and the consummation of the transactions herein contemplated in compliance with the terms and conditions of this Agreement will not conflict with or, without the giving of notice or passage of time, result in the breach of any term or provision of or constitute a default under any instrument or agreement which the Purchaser is a party or to which the assets of the Purchaser are bound or any judgment, order or decree of any court having jurisdiction over the Purchaser or its properties.

(C)Purchaser represents and warrants that (i) Purchaser and its affiliates (x) are not currently identified on the List, and (y) are not persons or entities with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (ii) none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and (iii) Purchaser has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.

(D)Purchaser is not prohibited from consummating the transactions contemplated in this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.

The Purchaser's representations and warranties contained in this Section shall survive for a period of twelve (12) months from the date of Closing.

11.    Closing Documents. The respective party shall deliver at Closing the following documents:

(A)    Special Warranty Deed. A Special warranty deed, in form and substance reasonably satisfactory to Purchaser and Purchaser’s Title Company in recordable form duly executed by Seller and conveying to Purchaser good and clear, record and marketable title to the Property, subject only to the Permitted Encumbrances and other matters set forth in this Agreement (the “Deed”).

(B)    Title Affidavits.    The Seller shall provide such reasonable affidavits of title as are customarily provided by sellers of commercial properties in Monongalia County, West Virginia and which are required by the Purchaser or Purchaser’s Title Company, including an affidavit concerning the mechanics’ lien affidavit, withholding affidavit, and non-foreign person affidavit. Seller will use diligent and good faith efforts to obtain third party estoppels relating to any REA documents of record (including submitting a request for the same promptly upon execution of this Agreement) but failure to obtain shall not be an event of default.

(C)    Other Required Documents. Such other documents as may be reasonably required and customary to fully effect and consummate the transactions contemplated hereby.

(D)    Authority of Seller. Documentation in form and substance reasonably satisfactory to Purchaser evidencing the fact that Seller has the full and unrestricted lawful power to enter into and carry out the terms of this Agreement and execute and deliver the Deed and other documents described above.

(E)    Authority of Purchaser. Documentation in form and substance reasonably satisfactory to Seller evidencing the fact that Purchaser has the full and unrestricted lawful power to enter into and carry out the terms of this Agreement and execute and deliver the documents to be delivered by the Purchaser above.

(F)    Possession. Seller shall deliver to Purchaser at closing possession to the Property free of any rights of other persons or entities to possession of the Property or any portion thereof other than the Tenants.

(G)    Lease. The original Leases (to the extent in Seller’s possession), and Assignment and Assumption Agreements relating thereto, in form and content reasonably acceptable to Purchaser;
(H)    Estoppel. Estoppel Certificates executed by the Tenants, in a form required by the Tenants;
(I)    Tenant Notice. Letters, in form reasonably satisfactory to Purchaser, to the Tenants instructing the Tenants to pay rent to Purchaser and to recognize Purchaser as landlord under the Lease;
(J)    Certificate. A “bring down certificate” stating that Seller’s representations and warranties are true and correct as of the Closing Date;
(K)    Mandatory Filing. Seller shall deliver to Purchaser’s Title Company the sales listing form and declaration of consideration required pursuant to Section 11-22-6 West Virginia Code, together with any other documents required by a Seller of commercial property in West Virginia.
(L)    Settlement Statement. A settlement statement signed by Seller and Purchaser setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

12.    Taxes and Assessments.    Ad valorem taxes for the tax year are paid by the Tenants directly to the assessing office. Seller shall be responsible for any and all rollback taxes assessed for the period of ownership prior to Closing that become due and payable as a result of the transactions contemplated by this Agreement (the “Rollback Taxes”). Seller shall escrow the estimated amount of Rollback Taxes, to be held by an escrow agent mutually agreed upon in writing by Seller and Purchaser, and such escrow agent shall disperse the escrowed funds to satisfy the Rollback Taxes upon presentation of the Rollback Tax bill by either Seller or Purchaser, both parties being under an affirmative duty to forward the Rollback Tax bill as soon as practically possible upon receipt of the same. All other charges and fees customarily prorated and adjusted in similar transactions shall be prorated as of the Closing Date.

13.    Costs of the Parties; Pro-rations.

(A)    Seller shall be responsible for paying one half of the statutory transfer tax/stamps on the Deed and recording and other costs for title clearing instruments and in connection with the discharge of current liens. The cost of the Title Report and applicable charges for the title policy to issue to Purchaser at Closing and any cost incurred for a new or updated survey, or other investigations, shall be borne by Purchaser. Each party shall be responsible for the payment of its attorneys’ fees.
(B)    All rents under the Leases shall be adjusted as of the Closing Date. Uncollected rents shall be accounted for when and if collected. Any security deposits shall be delivered to the Purchaser at Closing. As to delinquent rent, Purchaser will bill and attempt to collect such amounts in the ordinary course of business but shall not be obligated to expend any money, engage a collection agency or take legal action to collect any such amounts. Seller shall have the right to seek collection of delinquent amounts due Seller, including the right to sue for amounts due, but shall not have the right to seek a termination of either tenants’ right to possession or to terminate either Lease. In any event Seller agrees not to commence any action against any delinquent tenant for ninety (90) days after Closing and, then, only upon prior written notice to Purchaser.

All net adjustments due to the Purchaser shall be paid to the Purchaser or taken as a credit by the Purchaser against the Purchase Price. All net adjustments due to the Seller, shall be paid to the Seller. If, following Closing, Seller shall receive a payment of rent from a Tenant applicable to any period from and after Closing, Seller shall promptly remit such payment to Purchaser in accordance with account instructions to be furnished by Purchaser. If following Closing, Purchaser shall receive a payment of rent from a Tenant applicable to any period prior to Closing, Purchaser shall promptly remit such payment to Seller in accordance with account instructions to be furnished by Seller.
The provisions of this Section 13 shall survive Closing.
14.    Real Estate Commission.    In the event that the transaction contemplated by this Agreement shall close, the Seller shall be responsible for the brokerage commission pursuant to a separate agreement with Sands Investment Group, Inc. / Nancy McBride of Keller Williams Rice Realty (the “Broker”). The parties represent and warrant to each other than neither has dealt with any brokers or agents, other than the Broker. The Seller agrees to indemnify, hold harmless and defend the Purchaser from all claims for a commission from any other brokers or agents arising by reason of the Seller’s actions. The Purchaser agrees to indemnify, hold harmless and defend the Seller from all claims for a commission from any other brokers or agents arising by reason of the Purchaser’s actions.

15.    Condemnation; Casualty. If prior to closing the Property is (i) condemned, or (ii) is damaged by fire or other casualty, in whole or in part, Seller shall give prompt notice thereof to Purchaser, and both parties shall have the right to terminate this Agreement in which event Purchaser shall receive a refund of the Deposit and thereupon the parties shall be released and discharged from any further obligations to each other, other than the Purchaser’s indemnities pursuant to Section 6(D). If Purchaser does not elect to so terminate this Agreement, the Closing shall proceed and the Seller shall (i) assign to Purchaser all the awards and compensation for the taking by condemnation, and Purchaser shall be entitled to receive and keep all awards and compensation for such taking, or (ii) credit Purchaser at Closing for the reasonable cost to complete the repair, in which case Seller shall retain all insurance proceeds and Purchaser shall assume full responsibility for all needed repairs, as the case may be, without any change in the Purchase Price.

Risk of loss to the Property or the Improvements, however caused, until Closing, shall remain wholly upon the Seller; provided, however, that Seller shall have no obligation to repair such loss or damage.
16.    Defaults. In the event of default by the Purchaser at or prior to Closing, Seller’s sole remedies shall be to retain the Deposit as liquidated damages and specific performance of Purchaser’s indemnities. The parties agree that such liquidated damages are reasonable and would not constitute a penalty. After Closing, Seller shall have all remedies provided by law or equity for the breach of any covenants Purchaser agreed to perform after Closing.

In the event of default by the Seller at or prior to Closing, Purchaser’s sole remedies shall be either (a) to terminate this Agreement and receive a full and complete refund of the Deposit, or (b) seek specific performance. Notwithstanding the foregoing, in the event Seller has conveyed the Property in violation of this Agreement to any party not related to Purchaser, so that the remedy of specific performance is not thereby, or otherwise for any reason, available to Purchaser, then Purchaser shall, in addition to the foregoing remedies, be permitted to pursue reimbursement of the actual out-of-pocket costs and expenses incurred by Purchaser in connection with this Agreement, not to exceed $35,000, and to pursue all other remedies at law and in equity. Seller shall pay all of Purchaser’s reasonable and actual court costs and attorney expenses if Purchaser’s action for specific performance is allowed and this Agreement is specifically enforced. After Closing, Purchaser shall have all remedies provided by law or equity for the breach of any covenants Seller agreed to perform after Closing.

Notwithstanding anything to the contrary, neither party shall be considered in default under this Section 16 unless such party has received written notice of the claimed default from the non-defaulting party and failed to cure the default within three (3) days of receiving such notice; provided, however, that the right to notice and cure shall not apply with respect to the time periods specified in Sections 6 and 7, or the time specified for Closing hereunder.

17.    Notices.     All notices, demands and requests which may be or are required to be given by either party to the other, shall be in writing and shall be sent by (i) United States mail, registered or certified, return receipt requested, postage prepaid, or (ii) recognized overnight delivery service with receipted delivery, or (iii) personal delivery, or (iv) electronic mail with delivery confirmation with copy sent via one of the methods permitted in (i), (ii) or (iii), addressed as follows:

(i) if intended for the Purchaser, shall be addressed to:

Michael Schmidt
222 Grand Avenue
Englewood, NJ 07631
Email: mschmidtinvest@aol.com

with a copy to:

Catherine L. Burns, Esq.
Seyfarth Shaw LLP
Two Seaport Lane
Boston, MA 02210
Email: cburns@seyfarth.com

(ii) if intended for Seller, addressed to:

c/o Wheeler Real Estate Investment Trust, Inc.
Attn: Victoria Paul
Riversedge North
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Email: Victoria@WHLR.us

With a copy to:

Alyssa Embree, Esq.
Williams Mullen
Dominion Tower
999 Waterside Drive, Suite 1700
Norfolk, VA 23510-3303
Email: aembree@williamsmullen.com

(iii) if intended for Escrow Agent, addressed to:

Lisa Schmitt, Esq.
Robinson & McElwee PLLC
P.O. Box 2069

2108 Lumber Avenue
Suite 4
Wheeling, WV 26003
E-mail:     lms@ramlaw.com

18.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

19.    Escrow Agent. If the Escrow Agent is in doubt as to its duties or liabilities under this Agreement, for any reason, it may, in its sole discretion, continue to hold the said Deposit, or so much thereof as it deems appropriate until: (a) Seller and Purchaser mutually agree to the terms of disbursement thereof; (b) an order or judgment of a court of competent jurisdiction or an arbitrator’s decision determines the rights of the parties hereto; or (c), as an alternative, the Escrow Agent shall have the right to interplead such Deposit with the Clerk of the Court for the county where the Property is situated, and upon notifying both the Purchaser and Seller of such action, all duties of the Escrow Agent under the terms of the Agreement shall terminate, except to the extent of accounting for such escrow funds. The Escrow Agent shall have no duties except as stated herein and the parties agree that it shall not constitute a conflict of interest for the Escrow Agent to represent one of the parties in connection with this Agreement. The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith provided that it acts in good faith, and without gross negligence, willful neglect or intentional breach of this Agreement. Unless a dispute shall arise relating to the Escrow Agent's duties, Purchaser shall be responsible for the Escrow Agent's fees. In the event that the Escrow Agent becomes involved in litigation relating to the Escrow, the non-prevailing party shall be responsible for the payment of the Escrow Agent's reasonable fees and expenses and for the reasonable attorney fees and costs of the prevailing party. The Deposit shall remain in the control of the Escrow Agent until consummation or termination of the sale transaction as contemplated in this Agreement, at which time the Deposit will be disbursed in accordance with this Agreement subject to the terms of this paragraph.

20.    Amendment. This Agreement represents the entire agreement between the parties. It may not be amended, altered or modified unless the party against whom enforcement of any waiver, modification or discharge is sought does so in writing.

21.    Waiver; Modification. Failure by Purchaser or Seller to insist upon or enforce any of their rights shall not constitute a waiver thereof and nothing shall constitute a waiver of Purchaser's rights to insist upon strict compliance with the provisions hereof. Either party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement; provided, however, no oral modification hereof shall be binding upon the parties, and any modification shall be in writing and signed by the parties.

22.    Attorneys' Fees. In the event that any party hereto shall bring an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, shall be entitled to its court costs and reasonable attorneys' fees to be paid by the non-prevailing party as fixed by the court of appropriate jurisdiction, including, but not limited to, attorney's fees and court costs incurred in courts of original jurisdiction, bankruptcy courts, or appellate courts.

23.    Governing Law. This Agreement shall be governed by and construed under the laws of the State of West Virginia.

24.    Subsequent Documentation. Each party agrees that it will, at any time, prior to, at or after Closing, duly execute and deliver to the other party any additional documents or instruments which are necessary in connection with the consummation of the purchase and sale contemplated herein, and the failure of a party to demand such documents or instruments at or before the Closing shall not alleviate the obligation of the other party to execute and deliver the same at any time upon reasonable demand of by such requesting party. From and after the date hereof and through the Closing, Seller shall give prompt written notice to Purchaser of any written notice received by Seller, or the occurrences of any event which would, or with the passage of time, would prevent the Seller from performing its obligations hereunder, or which would constitute a breach of warranty or representation. Further, Seller agrees to keep and perform all of the obligations to be performed by it as landlord under the Lease through the date of Closing. Until the Closing or any termination of this Agreement, whichever shall first occur, Seller shall:
(a) Not terminate, amend, modify, extend, renew, waive or accept the surrender of the Leases;
(b) Not enter into, accept or consent to any new contract, or restriction on the Property (including without limitation intended, easement, restriction, covenant, declaration, or dedication) which would continue after Closing, without the Purchaser's prior written consent;
(c) Not commence any action or proceeding or petition, apply for or consent to any action or proceeding, the effect of which may be to change the zoning of the Property or its assessed valuation;
(e) Not sell, assign or transfer the Property or any part thereof, nor grant any option or right of first refusal, sell, assign or transfer the Property, nor enter into any executory agreement for the sale, assignment or transfer of the Property or any part thereof;
(f) Promptly deliver to Purchaser a copy of any written notice or other written communication received or given by the Seller alleging any breach or default under the Lease or any Permitted Encumbrances, or any violation of law;
(g) After Seller has knowledge or receives written notice of any material change after the date of this Agreement, in the physical condition of the Property or any condemnation, Seller shall promptly notify Purchaser; or
(h) Seller shall not list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition or financing of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition or financing of the Property.

25.    Effective Date and Computation of Time.    The Effective Date of this Agreement shall be the latest date of execution by the Seller and Purchaser and shall be the date on which both the Seller and the Purchaser have fully executed this Agreement. If an event occurs on a legal holiday, Saturday or Sunday, the time shall be extended to the next business day. Any time period provided for in this Agreement that ends on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. EST on the next full business day. A business day is any day, except Saturdays, that the banks in New York are open for business.

26.    Interpretation Presumption. This Agreement has been negotiated by the parties hereto and by the respective attorneys for each party. The parties represent and warrant to one another that each has, by counsel or otherwise, actively participated in the finalization of this Agreement, and in the event of a dispute concerning the interpretation of this Agreement, each party hereby waives the doctrine that an ambiguity should be interpreted against the party which has drafted the document.

27.     Counterparts and Facsimiles.    This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which when taken together shall constitute one and the same agreement. The parties agree that the delivery of a party’s signature by electronic transmittal shall have the same legal effect as the delivery of such party’s original signature and the parties may rely upon the binding and enforceable effect of such delivery.

28.    Conditions to Purchaser’s Obligations. As conditions precedent to the Purchaser's obligations herein, each of which must be satisfied or waived in writing by the Purchaser, at or prior to the Closing Date, Purchaser must have been able to satisfy itself that:

(A)    All of the representations and warranties made by the Seller herein shall be true and correct in each material respect as of the Closing Date.
(B)    All of the Seller's obligations hereunder shall have been fully performed.
(C)    The contents of the Tenant Estoppels are materially consistent with any representations and warranties of the Seller in this Agreement with respect to the terms or status of the Lease.
(D)     None of the following events have occurred: The Lease has been terminated or Tenant has given notice of its election to terminate the Lease, or to cease operations on all or part of the Land and/or Improvements, or Tenant is the subject of any petition filed for relief under Title 11 of the U.S. Code, or Tenant has publicly announced its intention to seek relief under Title 11 of the U.S. Code.
(F)     There has been no change since the Effective Date in zoning laws that would cause the use or operation of the Land contemplated by the Lease to be in violation of applicable zoning law.
If any of the foregoing conditions shall fail to be satisfied at the Closing, Purchaser may, at its election, waive such condition and complete this purchase or may cancel this Agreement, in which case the Deposit made hereunder shall be refunded together with all interest thereon, and this Agreement shall be void and without recourse to either party.

29.    Conditions to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Purchaser with the following conditions precedent on and as of the date of Closing:

(A)Purchaser shall deliver to Seller on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to the terms of this Agreement;

(B)Purchaser shall deliver to Seller or settlement agent on or before the Closing the items set forth in Section 11 above that are to be executed by Purchaser; and

(C)The representations and warranties of Purchaser contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing.

If any of the conditions set forth in this Section 29 are not met at the time of Closing, then Seller shall have the right (to be exercised in its sole discretion) to declare this Agreement terminated in which event the Deposit shall be paid to Seller, and thereafter neither party shall have any further liability hereunder, except for any obligations which expressly survive termination of this Agreement.
30.    Exchange. The parties acknowledge and agree that either party may elect to assign their interest in this Agreement to an exchange facilitator by means of one or more escrows for the purpose of completing an exchange of such Property in a transaction which will qualify for treatment as a tax deferred exchange pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986 and applicable state revenue and taxation code section (a "1031 Exchange"). Each party agrees to reasonably cooperate with any party so electing in implementing any such assignment and 1031 Exchange, provided that such cooperation shall not entail any additional expense to the non-electing party, cause such party to take title to any other property or cause such party exposure to any liability or loss of rights or benefits contemplated by this Agreement, and the electing party shall indemnify, defend and hold the non-electing party harmless from any liability, damage, loss cost or other expense including, without limitation, reasonable attorneys' fees and costs, resulting or arising from the implementation of any such assignment and 1031 Exchange. No such assignment by any party shall relieve such party from any of its obligations hereunder, nor shall such party's ability to consummate a tax deferred exchange be a condition to the performance of such party's obligations under this Agreement.

31.    AS IS. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN OR IN ANY CLOSING DOCUMENTS, PURCHASER ACKNOWLEDGES THAT IT IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER BY SELLER OR ANY AGENT OR EMPLOYEE THEREOF REGARDING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ITS PHYSICAL CONDITION, ITS SUITABILITY FOR ANY PARTICULAR PURPOSE, ITS COMPLIANCE WITH LAWS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS, OR THE ABSENCE

OF HAZARDOUS SUBSTANCES THEREUPON, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN AND IN ANY CLOSING DOCUMENTS. OTHERWISE, PURCHASER SHALL ACCEPT THE PROPERTY IN ITS "AS IS", "WHERE IS", "WITH ALL FAULTS" CONDITION, AND SELLER HEREBY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXPRESS OR IMPLIED. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY CLOSING DOCUMENTS, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR OTHER INFORMATION DELIVERED BY SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY.

32.    Time is of the Essence. Time is of the essence with respect to this Agreement.
33.    Limitation of Seller's Liability. Purchaser shall have no recourse against any of the past, present or future, direct or indirect, shareholders, partners, members, managers, principals, directors, officers, agents, incorporators, affiliates or representatives of Seller or of any of the assets or property of any of the foregoing for the payment or collection of any amount, judgment, judicial process, arbitral award, fee or cost or for any other obligation or claim arising out of or based upon this Agreement and requiring the payment of money by Seller. This Section 33 shall survive the Closing.
34.    Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion. Notwithstanding the foregoing, upon no less than three (3) business days’ prior written notice to Seller, Buyer may assign this Agreement at Closing to a limited liability company, or other entity, to be formed in which Andrew Shapiro, Marci Shapiro, Paul Schmidt and/or Michael Schmidt collectively hold controlling ownership interests. No transfer or assignment by Purchaser shall release or relieve Purchaser of its obligations hereunder.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have set their hands as of the Effective Date to this Purchase and Sale Agreement.

WITNESSES:	Seller: WHLR-Pierpont Center, LLC, a Delaware limited liability company

/s/ Laura Nguyen	By: /s/ Jon S. Wheeler
Jon S. Wheeler, its Manager

/s/ Jeff Parker	Date of Execution: 8/31/2015

Purchaser:

illegible	/s/ Michael Schmidt
Michael Schmidt

illegible	Date of Execution: 8/31/15

Escrow Agent:

/s/ Jenna Wright	By:/s/ Lisa M. Schmitt
Lisa M. Schmitt

/s/ Morgan Estel	Date of Execution: 9/1/2015